United States Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended June 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(149,132,830)
Unrealized Gain (Loss) on Market Value of Futures	133,146,460
Dividend Income	22,983
Interest Income	10,826
ETF Transaction Fees	22,000
Total Income (Loss)	$(15,930,561)

Expenses
General Partner Management Fees	$432,866
Brokerage Commissions	126,724
Tax Reporting Fees	92,818
NYMEX License Fee	14,429
Audit Fees	13,151
Legal Fees	11,228
Non-interested Directors' Fees and Expenses	10,907
Prepaid Insurance Expense	8,661
SEC & FINRA Registration Expense	3,900
Total Expenses	$714,684
Net Income (Loss)	$(16,645,245)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/12	$1,102,529,289
Additions (15,000,000 Units)	469,142,378
Redemptions (6,400,000 Units)	(202,686,199)
Net Income (Loss)	(16,645,245)

Net Asset Value End of Month	$1,352,340,223
Net Asset Value Per Unit (42,400,000 Units)	$31.89

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway, Suite 145

Alameda, California 94502